UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 28, 2012

URS Corporation
(Exact name of registrant as specified in its charter)

DELAWARE
(State or other jurisdiction of incorporation)

1-7567	94-1381538
(Commission File No.)	(IRS Employer Identification No.)

600 Montgomery Street, 26th Floor
San Francisco, California 94111-2728
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:   (415) 774-2700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Increase in Base Salary and Target Bonus Opportunity

On March 28, 2012, the Compensation Committee of the Board of Directors (the “Committee”) approved the following annual base salary increases for the following executive officers of the Company, effective March 31, 2012:

Name*	Fiscal Year 2011 Base Salary	Fiscal Year 2012 Base Salary
Thomas W. Bishop	$515,000		$536,000
Hugh Blackwood	£300,000	£	**306,000
Reed N. Brimhall	$500,000		$515,000
H. Thomas Hicks	$620,000		$657,000
Gary V. Jandegian	$630,000		$668,000
Susan B. Kilgannon	$360,000		$374,000
Joseph Masters	$530,000		$546,000
Randall A. Wotring	$560,000		$594,000
Robert W. Zaist	$560,000		$594,000

*   An increase in the annual base salary of the CEO, Martin M. Koffel, from $1,000,000 to $1,100,000 for fiscal year 2012 was approved in December 2011 in connection with the amendment of his employment agreement and reported in a Current Report on Form 8-K dated December 14, 2011.

** Represents an increase from approximately $479,000 to $488,000, based on an exchange rate of $1.596 to £1.00, as of March 1, 2012.

Adoption of 2012 Performance Metrics and Target Bonuses

Under the Restated Incentive Compensation Plan, executive officers (and specified other employees) are eligible to earn annual cash bonuses based on financial performance metrics that are defined in the Plan and established annually by the Committee.  At or near the beginning of each fiscal year, each executive officer is assigned a “Target Bonus,” expressed as a percentage of his or her base salary, and then becomes eligible to earn a bonus based on the extent to which the financial results meet, exceed or fall short of the executive officer’s predefined financial performance targets for that fiscal year.  The Plan also gives the committee the authority and responsibility to adjust the Company's actual GAAP financial results to take into account the objectively determinable impact of unexpected material events for purposes of determining the extent to which performance targets were satisfied.  On March 28, 2012, the Committee established the Target Bonuses and financial performance metrics for the Company’s executive officers under the Plan for fiscal year 2012, as well as financial performance targets for the year that include pre-approved alternative targets relating to the expected acquisition by the Company of Flint Energy Services.  Meeting a minimum corporate net income threshold, as defined in the Plan, is a prerequisite for each executive officer to earn a bonus, and meeting a minimum division operating income threshold, as defined in the Plan, is a prerequisite for each executive officer whose performance targets are measured by division performance to earn a bonus from the bonus pool of that division.  In addition, with respect to our executive officers, the Committee established the following financial performance metrics and weighting and confirmed the Target Bonuses under the Plan for fiscal year 2012:

Executive Officer	2012 Performance Metrics and Weighting	2012 Target Bonus as a % of Annual Base Salary
Martin M. Koffel*	Corporate Net Income - 100%	150%
Thomas W. Bishop	Corporate Net Income - 50% Infrastructure & Environment Division Operating Income - 50%	75%
Hugh Blackwood	Operating Income of the MICE Business Unit (Middle East, India, China and Europe) - 75% Infrastructure & Environment Division Operating Income - 25%	70%
Reed N. Brimhall	Corporate Net Income - 100%	75%
H. Thomas Hicks	Corporate Net Income - 100%	100%
Gary V. Jandegian	Infrastructure & Environment Division Operating Income - 75% Corporate Net Income - 25%	100%
Susan B. Kilgannon	Corporate Net Income - 100%	45%
Joseph Masters	Corporate Net Income - 100%	75%
Randall A. Wotring	Federal Services Division Operating Income - 75% Corporate Net Income - 25%	100%
Robert W. Zaist	Energy & Construction Division Operating Income - 75% Corporate Net Income - 25%	100%

* Changes to the 2012 target bonus percentage for Mr. Koffel were determined in December 2011 in connection with the amendment of his employment arrangements and reported in a Current Report on Form 8-K dated December 14, 2011.

The foregoing description is qualified in its entirety by reference to the URS Corporation Restated Incentive Compensation Plan 2012 Plan Year Summary filed as Exhibit 10.1.

Item 9.01  Financial Statements and Exhibits.

(d)	Exhibits
	10.1	URS Corporation Restated Incentive Compensation Plan 2012 Plan Year Summary. FILED HEREWITH

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URS CORPORATION

Dated: April 2, 2012	By:	/s/ Reed N. Brimhall
Reed N. Brimhall
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	URS Corporation Restated Incentive Compensation Plan 2012 Plan Year Summary. FILED HEREWITH